UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2017

Chicken Soup for the Soul Entertainment, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81- 2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 398-0443

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K (this “Amendment”) is being filed by Chicken Soup for the Soul Entertainment, Inc., a Delaware Corporation (the “Company”) for the purpose of amending Item 2.01 Completion of Acquisition or Disposition of Assets and Item 9.01 Financial Statements and Exhibits of that certain Current Report on Form 8-K originally filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on November 6, 2017 (the “Original Form 8-K”) in connection with the completion of the acquisition of Screen Media Ventures, LLC, a Delaware limited liability company (“Screen Media”).

As indicated in the Original Form 8-K, this Amendment is being filed to provide financial statements and pro forma financial information required by Item 9.01 (a) and (b) of Form 8-K, which were not previously filed with the Original Form 8-K as permitted by the rules of the SEC. Any information required to be set forth in the Original Form 8-K which is not being amended or supplemented pursuant to this Amendment is hereby incorporated by reference. Except as set forth herein, no modifications have been made to the information contained in the Original Form 8-K and the Company has not updated any information contained therein to reflect the events that have occurred since the date of the Original Form 8-K. Accordingly, this Amendment should be read in conjunction with the Original Form 8-K.

FORWARD-LOOKING STATEMENTS

This Amendment, including the Exhibits attached hereto, contains “forward-looking statements” and information within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, such as our strategy, future operations, future financial position, future revenues, and plans and objectives of management, are forward-looking statements. The words “target,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “should,” “would”, “possible,” “potential,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements contained in this Report are based on current expectations and beliefs concerning future developments and their potential effects on the Company and its subsidiaries. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve many risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

2

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Transaction Summary:

The acquisition of Screen Media by the Company was consummated pursuant to an Agreement and Plan of Merger (“Agreement”), dated November 3, 2017, by and among the Company, SMV Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), Screen Media and Media V Holdings, LLC, a Delaware limited liability company and the sole member of Screen Media (“MV Holding”).

Pursuant to the Agreement, Merger Sub was merged with and into Screen Media, the separate corporate existence of Merger Sub ceased, and Screen Media continued as the surviving limited liability company of the merger and a wholly owned subsidiary of the Company.

Immediately prior to the closing of the merger, all subordinated indebtedness owed by Screen Media or any of its subsidiaries was transferred and assumed by an entity owned and controlled by the former principal equity holder of Screen Media, and all obligations owed by Screen Media with respect thereto were terminated, and the security interests related thereto were released.

Immediately prior to the closing of the merger, the Company made a loan to MV Holding in the principal amount of $5,522,855 (“MV Holding Loan”), which was evidenced by a promissory note. The proceeds of the MV Holding Loan were promptly contributed by MV Holding to the capital of Screen Media and immediately used, in part, by Screen Media to pay the sum of $4,905,355 (“Bank Loan Satisfaction Payment”) in full satisfaction of all principal and interest owed by Screen Media under all loans to its banks, with the remainder of the MV Holding Loan proceeds used to pay certain transaction expenses and other liabilities of Screen Media. The entirety of the MV Holding Loan was forgiven by the Company as part of the purchase price paid by the Company for the acquisition of Screen Media. As a result of the foregoing transactions, Screen Media, as of the closing of the merger, had no indebtedness for borrowed money.

In connection with the transactions prescribed by the Agreement, the Company issued at closing Class Z warrants (“Kovacs Warrants”), which are exercisable from the date of issuance through June 30, 2022, to purchase up to an aggregate of 50,000 shares of the Company’s Class A common stock at $12.00 per share, to Joseph Kovacs, the former principal equity holder and chief executive officer of Screen Media. The Kovacs Warrants are identical to the Class Z warrants issued by the Company in certain private placements in 2017. On January 2, 2018, the Company issued 35,000 shares of the Company’s Class A common stock (“Kovacs Shares”) to Mr. Kovacs.

The adjusted purchase price paid by the Company for all the outstanding equity ownership interests of Screen Media totaled $5,329,905 and was comprised of the Bank Loan Satisfaction Payment and the fair value of the Kovacs Warrants and the Kovacs Shares.

Screen Media and an entity controlled by Mr. Kovacs also entered into a two-year consulting agreement, pursuant to which Mr. Kovacs shall provide Screen Media with advice and assistance in connection with the transition of ownership of Screen Media to the Company. Mr. Kovacs’ entity will be paid an annual consulting fee of $200,000.

The summaries of the agreements and transactions set forth in this Current Report as originally filed and as amended hereby, do not purport to be a complete statement of the terms of such document. The summary is qualified in its entirety by reference to the full text of the document, a copy of which has been filed with the Original Form 8-K as Exhibit 2.1, and is incorporated herein by reference.

3

Screen Media Ventures:

Screen Media is a strategic acquisition for the Company. It accelerates the Company’s entry into the direct-to-consumer online video market through Popcornflix, an operating subsidiary of Screen Media. In addition, Screen Media’s distribution capabilities across all media allows the Company to distribute its produced television series directly and eliminate the distribution fees (as much as 30% of revenues) that the Company currently pays to third parties for distribution of the rights the Company retains when it produces series with its sponsors. The Company believes that the cost savings from Screen Media’s distribution capabilities will enhance the Company’s revenues and profits from the Company’s produced television series.

Screen Media generates meaningful revenue and Adjusted EBITDA and is estimated to have recognized net revenue in 2017 of approximately $12.0 million and Adjusted EBITDA of approximately $5.0 million. These updated figures are consistent with net revenue of $12.0 million and EBITDA of $5.0 million estimated by the Company in the Current Report on Form 8-K originally filed on November 6, 2017 announcing the Screen Media transaction (see “Use of Non-GAAP Financial Measures” below). Furthermore, the purchase price paid by the Company for the acquisition of Screen Media is significantly less than (a) an independent third-party valuation of Screen Media and its content library and Popcornflix previously obtained by Screen Media in connection with bank financing it had undertaken prior to the acquisition (which bank financing was repaid prior to the acquisition) and (b) a more recent independent third-party valuation recently obtained by the Company. The most recent independent third-party appraisal was completed in January 2018 and exceeded $27.9 million for the value of film rights and other assets owned by Screen Media and Popcornflix. The fair values of the total assets acquired were approximately $31.4 million. The gain on bargain purchase is over $22.0 million, up from the $10.0 million estimated by the Company in the Current Report on Form 8-K as originally filed on November 6, 2017.

Use of Non-GAAP Financial Measures:

In addition to the results reported in accordance with GAAP, Screen Media uses non-GAAP financial measures, which are not recognized under GAAP, as a supplemental indicator of its operating performance. The non-GAAP financial measures are provided to enhance the readers understanding of Screen Media’s historical and current financial performance. Management believes that this measure provides useful information in that it excludes amounts that are not indicative of its core operating results and ongoing operations and provides a more consistent basis for comparison between periods. The non-GAAP financial measures that Screen Media currently uses are Adjusted EBITDA and EBITDA which are defined as follows:

“Adjusted EBITDA” means earnings before interest, taxes, depreciation, amortization, non-cash share-based compensation expense and adjustments for other identified charges that are non-recurring in nature. Adjusted EBITDA is not an earnings measure recognized by GAAP and does not have a standardized meaning prescribed by GAAP; accordingly, Adjusted EBITDA may not be comparable to similar measures presented by other companies. Screen Media believes that Adjusted EBITDA is a meaningful indicator of its performance and provides useful information regarding its financial condition and results of operations. The most comparable GAAP measure is operating income.

“EBITDA” means earnings before interest, taxes, depreciation and amortization. EBITDA is not an earnings measure recognized by GAAP and does not have a standardized meaning prescribed by GAAP; accordingly, EBITDA may not be comparable to similar measures presented by other companies. Screen Media believes that EBITDA is a meaningful indicator of its performance that provides useful information regarding its financial condition and results of operations. The most comparable GAAP measure is operating income.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The following financial statements of Screen Media Ventures, LLC are being filed as exhibits hereto and are incorporated by reference herein:

Exhibit 99.1 – Screen Media Ventures, LLC audited consolidated financial statements, including the independent auditor’s report as of and for the year ended December 31, 2016.

Exhibit 99.2 — Screen Media Ventures, LLC audited consolidated financial statements, including the independent auditor’s report as of and for the years ended December 31, 2015 and 2014.

Exhibit 99.3 – Screen Media Ventures, LLC condensed consolidated financial statements as of September 30, 2017 (unaudited) and December 31, 2016 and for the nine months ended September 30, 2017 and 2016 (unaudited).

(b)	Pro forma financial information.

The following pro forma financial information is being filed as an exhibit hereto and is incorporated by reference herein:

Exhibit 99.4 – Unaudited pro forma condensed consolidated combined financial statements and explanatory notes for the Company as of September 30, 2017, for the nine months ended September 30, 2017 and for the year ended December 31, 2016.

(c)	Not applicable.

4

(d)	Exhibits.

2.1*	Agreement and Plan of Merger, dated as of November 3, 2017, by and among Chicken Soup for the Soul Entertainment, Inc., SMV Merger Sub, LLC, Screen Media Ventures, LLC and Media V. Holdings, LLC

10.1	Consulting Agreement, dated November 3, 2017 by and between Three Bridges Consulting LLC and Screen Media Ventures, LLC

99.1	Audited financial statements of Screen Media Ventures, LLC as of and for the year ended December 31, 2016 and Independent Auditor’s Report thereon

99.2	Audited financial statements of Screen Media Ventures, LLC as of and for the years ended December 31, 2015 and 2014 and Independent Auditor’s Report thereon

99.3	Condensed consolidated financial statements of Screen Media Ventures, LLC as of September 30, 2017 (unaudited) and December 31, 2016 and for the nine months ended September 30, 2017 and 2016 (unaudited)

99.4	Unaudited pro forma condensed consolidated combined financial statements and explanatory notes for Chicken Soup for the Soul Entertainment, Inc. as of September 30, 2017, for the nine months ended September 30, 2017 and for the year ended December 31, 2016

99.5*	Press Release of Chicken Soup for the Soul Entertainment, Inc. dated November 6, 2017

* Previously Filed with the Original Form 8-K

5

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2018	CHICKEN SOUP FOR THE SOUL
ENTERTAINMENT, INC.

By:	/s/ William J. Rouhana, Jr.
Name: William J. Rouhana, Jr.
Title: Chief Executive Officer

By:	/s/ Daniel M. Pess
Name: Daniel M. Pess
Title: Chief Financial Officer

6